Exhibit 5.1

March 1, 2012

Arch Coal, Inc.

One CityPlace Drive

Suite 300

St. Louis, Missouri 63141

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to (i) Arch Coal, Inc., a Delaware corporation (the “Company”), and (ii) the wholly-owned direct or indirect subsidiaries of the Company listed on Schedule I hereto (collectively, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of (i) up to $1,000,000,000 aggregate principal amount of the Company’s 7.000% Senior Notes due 2019 (the “New 2019 Notes”) to be offered in exchange for a like principal amount of the Company’s issued and outstanding unregistered 7.000% Senior Notes due 2019 (the “Old 2019 Notes”); (ii) up to $1,000,000,000 aggregate principal amount of the Company’s 7.250% Senior Notes due 2021 (together with the New 2019 Notes, the “Exchange Notes”) to be offered in exchange for a like principal amount of the Company’s issued and outstanding unregistered 7.250% Senior Notes due 2021 (together with the Old 2019 Notes, the “Original Notes”); and (iii) the related guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).  The Exchange Notes and the Guarantees are proposed to be issued in accordance with the terms of the Indenture, dated as of June 14, 2011 (as supplemented, the “Indenture”), by and among the Company, certain of the Guarantors party thereto and UMB Bank National Association, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of July 5, 2011, by and among the Company, certain of the Guarantors party thereto and the Trustee and (ii) the Second Supplemental Indenture, dated as of October 7, 2011, by and among the Company, the Guarantors and the Trustee.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the prospectus forming a part thereof (the “Prospectus”) and the exhibits filed therewith; (ii) the Indenture; (iii) the Original Notes; (iv) the Exchange Notes; (v) the Company’s Restated Certificate of Incorporation, as amended; (vi) the Company’s Bylaws, as amended; (vii) the respective certificates of incorporation, certificates of formation or similar organic documents, as the case may be, of the Guarantors; (viii) the respective bylaws, limited liability company agreements or similar organic documents, as the case may be, of the Guarantors; (ix) resolutions adopted by the Board of Directors of the Company; and (x) resolutions adopted by the respective boards of directors or managers or the members, as the case may be, of the Guarantors.  We have examined and relied upon certificates of public officials.  We have not independently established any of the facts so relied on.

For the purposes of this opinion letter, we further have made the assumptions that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company or any Guarantor) on each such document are genuine.  We also have assumed for purposes of this opinion letter the legal capacity of natural persons and that each party to the documents we have examined or relied on (other than the Company and each Guarantor) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against it.  We have not verified any of the foregoing assumptions.  Furthermore, we have relied upon, insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the Commonwealth of Kentucky, the Commonwealth of Virginia or the State of West Virginia, the opinion letter of Jackson Kelly PLLC that is dated the date hereof and filed as Exhibit 5.2 to the Registration Statement.

The opinions expressed in this opinion letter are limited to (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing and to the additional qualifications and other matters set forth below, it is our opinion that the Exchange Notes and the Guarantees, when (i) the Original Notes have been exchanged in the manner described in the Registration Statement; (ii) the Exchange Notes and the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, and (iii) all applicable provisions of “blue sky” laws have been complied with, will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

The foregoing opinions are rendered as of the date hereof, and we have not undertaken to supplement this opinion with respect to factual matters or changes in law which may hereafter occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm’s name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the

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meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

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SCHEDULE I

Subsidiary	Jurisdiction of Formation
Allegheny Land Company	Delaware
Arch Coal Sales Company, Inc.	Delaware
Arch Coal Terminal, Inc.	Delaware
Arch Coal West, LLC;	Delaware
Arch Development, LLC	Delaware
Arch Energy Resources, LLC	Delaware
Arch Reclamation Services, Inc.	Delaware
Ark Land Company	Delaware
Ark Land KH, Inc.	Delaware
Ark Land LT, Inc.	Delaware
Ark Land WR, Inc.	Delaware
Ashland Terminal, Inc.	Delaware
Bronco Mining Company, Inc.	West Virginia
Catenary Coal Holdings, Inc.	Delaware
Coal-Mac, Inc.	Kentucky
CoalQuest Development LLC	Delaware
Cumberland River Coal Company	Delaware
Hawthorne Coal Company, Inc.	West Virginia
Hunter Ridge, Inc.	Delaware
Hunter Ridge Coal Company	Delaware
Hunter Ridge Holdings, Inc.	Delaware
ICG, Inc.	Delaware
ICG, LLC	Delaware
ICG ADDCAR Systems, LLC	Delaware
ICG Beckley, LLC	Delaware
ICG East Kentucky, LLC	Delaware
ICG Eastern, LLC	Delaware
ICG Eastern Land, LLC	Delaware
ICG Hazard, LLC	Delaware
ICG Hazard Land, LLC	Delaware
ICG Illinois, LLC	Delaware
ICG Knott County, LLC	Delaware
ICG Natural Resources, LLC	Delaware
ICG Tygart Valley, LLC	Delaware
International Coal Group, Inc.	Delaware
Juliana Mining Company, Inc.	West Virginia
King Knob Coal Co., Inc.	West Virginia
Lone Mountain Processing, Inc.	Delaware
Marine Coal Sales Company	Delaware
Melrose Coal Company, Inc.	West Virginia
Mingo Logan Coal Company	Delaware
Mountain Gem Land, Inc.	West Virginia
Mountain Mining, Inc.	Delaware
Mountaineer Land Company	Delaware
Otter Creek Coal, LLC	Delaware

Subsidiary	Jurisdiction of Formation
Patriot Mining Company, Inc.	West Virginia
Powell Mountain Energy, LLC	Delaware
Prairie Holdings, Inc.	Delaware
Shelby Run Mining Company, LLC	Delaware
Simba Group, Inc.	Delaware
Upshur Property, Inc.	Delaware
Vindex Energy Corporation	West Virginia
Western Energy Resources, Inc.	Delaware
White Wolf Energy, Inc.	Virginia
Wolf Run Mining Company	West Virginia